EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”) by FCCC, Inc. (the “Registrant”), I, Bernard Zimmerman, President, Chief Executive Officer and Principal Financial Officer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Registrant.

Name: Bernard Zimmerman
Title: President, Chief Executive Officer and Principal Financial Officer

Dated: February 6, 2008